AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT

THIS AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT (as amended, restated and supplemented from time to time, this "Agreement") by and between HANDY HARDWARE WHOLESALE, INC. ("Borrower") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") is dated as of April 30, 1996 (the "Effective Date").

                              PRELIMINARY STATEMENT

The Bank and the Borrower have entered into a Revolving Credit Loan Agreement dated as of April 30, 1993 (the "Credit Agreement"). The Bank and the Borrower have agreed to amend and restate and replace the Credit Agreement to the extent set forth herein, in order to among other things, renew, modify, extend and increase a revolving line of credit to Borrower.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Borrower hereby agree to amend, restate and replace the Credit Agreement to read and be as follows:

1.   THE LOANS.

REVOLVING  CREDIT  NOTE 1.1

Subject to the terms and conditions hereof, Bank agrees to make loans ("Loan" or "Loans") to Borrower from time to time before the Termination Date, not to exceed at any one time outstanding $7,500,000.00 (the "Commitment"). Borrower has the right to borrow, repay and reborrow. Each Loan must be at least the minimum amount required in the Note or the balance of the Commitment, whichever is less and each repayment must be at least the amount required in the Note or the principal balance of the Note, whichever is less. The Loans may only be used for working capital for Borrower and other financing needs of Borrower. Chapter 15 of the Texas Credit Code will not apply to this Agreement, the Note or any Loan. The Loans will be evidenced by, and will bear interest and be payable as provided in, the promissory note of Borrower dated the Effective Date (together with any and all renewals, extensions, modifications and replacements thereof and substitutions therefor, the "Note") which is given in renewal, extension, modification and increase of that certain promissory note dated April 30, 1995, in the original principal amount of $2,000,000.00 (including all prior notes of which said note represents a renewal, extension, modification, increase, substitution, rearrangement or replacement thereof, the "Renewed Note"). The parties hereto agree that there is as of the Effective Date an outstanding principal balance of $0.00 under the Note leaving a balance of $7,500,000.00 under the Commitment available for Loans on the Effective Date, subject to the terms and conditions of this Agreement. The parties hereto further agree that the first Loan under the Note shall be in the amount of $2,449,898.07 and shall be for the purpose of paying off the principal of that certain term loan evidenced by a promissory note dated March 30, 1993 in the original principal amount of $3,670,868.49. "Termination Date" means the earlier of: (a) April 30, 1998; or (b) the date specified by Bank pursuant to Section 6.1 hereof.

COMMITMENT FEE 1.2

The Commitment is not subject to a commitment fee.

PAST  DUE  AMOUNTS  1.3

Each amount due to Bank in connection with the Loan Documents will bear interest from its due date until paid at the rate set forth in the Note.

2.   CONDITIONS PRECEDENT.

ALL  LOANS  2.1

Bank is not obligated to make any Loan unless: (a) Bank has received the following, duly executed and in Proper Form: (1) a Notice for Request for Borrowing, substantially in the form of Exhibit A, not later than the times required in the Note; provided however, Bank may accept and act upon verbal advance requests received from Borrower's authorized representative reasonably believed by Bank to be that person authorized to make such requests; and (2) such other documents as Bank may reasonably require pursuant to the loan documents; (b) no Event of Default exists; and (c) the making of the Loan is not prohibited by, or subjects Bank to any penalty or onerous condition under any Legal Requirement of the State of Texas or the United States of America. Bank agrees to attempt to provide immediate notice to Borrower of any such legal prohibition once it is known by Bank.

FIRST LOAN 2.2

In addition to the matters described in the preceding section, Bank will not be obligated to make the first Loan unless Bank has received all of the Loan Documents specified on Annex I in Proper Form.

3.   REPRESENTATIONS AND WARRANTIES.

To induce Bank to enter into this Agreement and to make the Loans, Borrower represents and warrants as of the Effective Date and the date of each request for a Loan that each of the following statements is and shall remain true and correct throughout the term of this Agreement:

ORGANIZATION AND STATUS 3.1

Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all power and authority to conduct its business as presently conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable. Borrower has no Subsidiary.

FINANCIAL STATEMENTS 3.2

All financial  statements  delivered to Bank are complete and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition and the results of operations of Borrower as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower since the dates of such financial statements. Borrower is not subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

ENFORCEABILITY 3.3

The Loan Documents are legal, valid and binding obligations of the Parties enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not violate any Legal Requirement, the Organizational Documents of the Parties or any agreement or instrument binding or affecting the Parties or any of their respective Property.

COMPLIANCE  3.4

Borrower has filed all applicable tax returns and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith and for which adequate reserves have been established. Borrower is in substantial compliance with all applicable Legal Requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices (i.e. in a manner similar to that followed by prudent business persons in the same or similar industry). Borrower is not in material default in the payment of any other indebtedness or under any agreement to which it is a party. The Parties have obtained all consents of and registered with all Governmental Authorities or other Persons required to execute, deliver and perform the Loan Documents.

LITIGATION  3.5

Except as previously disclosed to Bank in writing, there is no litigation or administrative proceeding pending or, to the knowledge of Borrower, threatened against, nor any outstanding judgment, order or decree materially affecting Borrower before or by any Governmental Authority.

TITLE AND RIGHTS 3.6

Borrower has good and marketable title to its Property, free and clear of any Lien except for Liens permitted by this Agreement and the other Loan Documents. Borrower possesses all permits, licenses, patents, trademarks and copyrights required to conduct its business. All easements, rights-of-way and other rights necessary to maintain and operate Borrower's Property have been obtained and are in full force and effect.

REGULATION U; BUSINESS PURPOSE 3.7

None of the proceeds of any Loan will be used to purchase or carry, directly or indirectly, any margin stock or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. All Loans will be used for business, commercial, investment or other similar purpose and not primarily for personal, family, or household use or primarily for agricultural purposes as such terms are used in Chapter One of the Texas Credit Code.

ENVIRONMENT  3.8

Borrower has not generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by it), other than in accordance with applicable Legal Requirements. Except as previously disclosed in writing to Bank, Borrower has no material contingent liability for non-compliance with environmental or hazardous waste laws. Borrower has not received any notice that it or any of its Property or operations does not comply with, or that any Governmental Authority is investigating its compliance with, any environmental or hazardous waste laws.

INVESTMENT COMPANY ACT/PUBLIC UTILITY HOLDING COMPANY ACT  3.9

Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

STATEMENTS  BY OTHERS  3.10

All statements made by or on behalf of Borrower in connection with any Loan Document constitute the representations and warranties of Borrower hereunder.

4.   AFFIRMATIVE COVENANTS.

Borrower agrees to do, and if necessary cause to be done each of the following:

CORPORATE  FUNDAMENTALS 4.1

a) Pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and adequate reserves have been established therefor; (b) Renew and keep in full force and effect all of its licenses, permits and franchises; (c) Do all things necessary to preserve its corporate existence and its qualifications and rights in all jurisdictions where such qualification is necessary or desirable; (d) substantially comply with all applicable Legal Requirements; and (e) Protect, maintain and keep in good repair its Property and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

INSURANCE 4.2

Maintain insurance with such reputable financially sound insurers, on such of its Property and personnel, in such amounts and against such risks as is customary with similar Persons or as may be reasonably required by the Bank, and furnish the Bank satisfactory evidence thereof promptly upon request. Borrower must provide Bank with copies of the policies of insurance and a certificate of the insurer that the insurance required by this section may not be canceled, reduced or affected in any manner without 30 days' prior written notice to Bank.

FINANCIAL  INFORMATION  4.3

Furnish to Bank in Proper Form (i) the financial statements prepared in conformity with GAAP on consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit B, Reporting

Requirements, Financial Covenants and Compliance Certificate attached hereto and incorporated herein by reference; (ii) within the time required by Exhibit B, Exhibit B signed and certified by the Borrower; (iii) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan; (iv) copies of special audits, studies, reports and analyses prepared for the management of Borrower by outside parties and (v) such other information relating to the financial condition and affairs of Borrower and as Bank may reasonably request from time to time.

MATTERS REQUIRING NOTICE 4.4

Notify Bank immediately, upon acquiring knowledge of (a) the institution or threatened institution of any lawsuit or administrative proceeding which, if adversely determined, might adversely affect Borrower; (b) any material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower; (c) any Event of Default; or (d) any reportable event or any prohibited transaction (as defined by ERISA) in connection with any employee benefit plan.

INSPECTION  4.5

Permit the Bank and its affiliates to inspect and photograph Borrower's Property, to examine and copy its files, books and records, and to discuss its affairs with its officers and accountants, at such times and intervals and to such extent as Bank reasonably desires; provided that Bank shall keep confidential (except as Bank may be required to disclose pursuant to the requirement of a governmental agency, operation of law or pursuant to subpoena or other legal process or to Bank's examiners or its affiliates) all information marked as confidential.

ASSURANCES  4.6

Promptly execute and deliver any and all further agreements, documents, instruments, and other writings that Bank may reasonably request to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements set forth or intended to be set forth in the Loan Documents.

CERTAIN  CHANGES 4.7

Notify the Bank at least 30 days prior to the date that any of the Parties changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

5.   NEGATIVE COVENANTS.

Borrower will not:

INDEBTEDNESS  5.1

Create, incur, or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to, any Indebtedness, contingent or otherwise unless there is a permitted amount set forth in Exhibit B, except: (a) Indebtedness to the Bank, or secured by Liens permitted by this Agreement, or otherwise approved in writing by Bank, and renewals and extensions

(but not increases) thereof; and (b) current accounts payable, other accrued expenses, unsecured current liabilities not the result of borrowing, to vendors, suppliers and Persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms and secured capital leases.

LIENS 5.2

Create or permit to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other Property, except: (a) Liens, not for borrowed money, arising in the ordinary course of business (e.g. equipment, vehicle, and truck purchases); (b) Liens for taxes not delinquent or being contested in good faith by appropriate proceedings; (c) Liens in effect on the date hereof and disclosed to Bank in writing, so long as neither the indebtedness secured thereby nor the Property covered thereby increases; and (d) Liens in favor of Bank, or otherwise approved in writing by Bank.

FINANCIAL  AND OTHER  COVENANTS  5.3

Fail to comply with the required financial covenants and other covenants described, and calculated as set forth, in Exhibit B. Unless otherwise provided on Exhibit B, all such amounts and ratios will be calculated: (a) on the basis of GAAP; and (b) on a consolidated basis. Compliance with the requirements of Exhibit B will be determined as of the dates of the financial statements to be provided to Bank.

CORPORATE  CHANGES  5.4

In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation; (c) sell, convey or lease all or any material part of its assets, except for sale of inventory, furniture, fixtures, vehicles (including trucks) in the ordinary course of business; or (d) permit any change in ownership of Borrower affecting more than 51% of the total outstanding ownership of class A common stock as of the Effective Date.

NATURE OF  BUSINESS;  MANAGEMENT  5.5

Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged, or permit any material change in its management without prior notification to the Bank.

SUBSIDIARIES/   AFFILIATES  5.6

Form, create or acquire any Subsidiary or Affiliate, without prior approval of Bank.

LOANS AND  INVESTMENTS  5.7

Unless otherwise provided on Exhibit B, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except: (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;
(b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00;
(c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service; (d) investments in readily marketable and liquid financial instruments; and (e) repurchase of Borrower's own outstanding stocks.

6.   EVENTS OF DEFAULT AND REMEDIES.

EVENTS OF DEFAULT 6.1

Each of the following is a "Default":

(a) Borrower fails to pay any principal of or interest on the Note or any other Obligation under any Loan Document as and when due; or

(b) Borrower fails to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation greater than $5,000.00 or fails to observe or perform any material term, covenant or agreement contained in any agreement or obligation by which it is bound; or

(c) Any representation or warranty made in connection with any Loan Document was materially incorrect, false or misleading when made; or

(d) Borrower violates any covenant contained in any Loan Document; or

(e) A default occurs under any other Loan Document; or

(f) Final judgment for the payment of money is rendered against Borrower and remains undischarged for a period of 30 days during which execution is not effectively stayed; or

(g) The loss, theft, substantial damage, or destruction of any material portion of Borrower's Property which is not covered by insurance; or

(h) Any order is entered in any proceeding against Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or

(i) Borrower makes a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against Borrower and Borrower by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of Borrower or granting relief to Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

(j) Borrower conceals or removes any part of its Property, with intent to hinder, delay or defraud any of its creditors, makes or permits a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(k) A material adverse change occurs in the assets, liabilities, financial condition, business or affairs of Borrower; or

(l) Borrower dissolves.

AN "EVENT OF DEFAULT": IS (i) a failure to pay any Obligation which shall continue uncured after ten (10) days from the date Bank shall have given written notice to Borrower that Borrower has failed to pay any Obligation as and when due or (ii) a non-monetary default occurs in connection with any Loan Document which shall continue uncured after thirty (30) days from the date Bank shall have given written notice to Borrower that such non-monetary default has occurred, provided if the violation giving rise to the non-monetary default shall reasonably require more than thirty (30) days to cure, and if Borrower shall, within the thirty (30) day period, commence and thereafter diligently pursue the curing of such non-monetary default, there shall not be an Event of Default unless Borrower shall not successfully complete the curing within a reasonable period of time, in which event, same shall be an Event of Default; provided, however, that Bank shall have no obligation to make any Revolving Loan hereunder to Borrower following any Default and during any cure period therefor. After the occurrence of an Event of Default, Bank may do any or all of the following: (1) declare the Obligations to be immediately due and payable without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to Borrower, terminate the Commitment and accelerate the Termination Date; (3) set off, in any order, against the indebtedness of Borrower under the Loan Documents any debt owing by Bank to Borrower (whether such debt is owed individually or jointly), including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank; and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise.

REMEDIES  CUMULATIVE  6.2

No remedy, right or power of Bank is exclusive of any other remedy, right or power now or hereafter existing by contract, at law, in equity, or otherwise, and all remedies, rights and powers are cumulative.

7.   MISCELLANEOUS.

NO WAIVER 7.1

No waiver of any default or Event of Default will be a waiver of any other default or Event of Default. No failure to exercise or delay in exercising any right or power under any Loan Document will be a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. The making of any Loan during either the existence of any default or Event of Default, or subsequent to the occurrence of an Event of Default will not be a waiver of any such default or Event of Default. No amendment, modification or waiver of any Loan Document will be effective unless the same is in writing and signed by the Person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any Person shall entitle any Person to any other or further notice or demand in similar or other circumstances.

NOTICES 7.2

All notices required under the Loan Documents shall be in writing and either delivered against receipt therefor, or mailed by registered or certified mail, return receipt requested, in each case addressed to the address shown on the signature page hereof or to such other address as a party may designate. Except for the notices required by Section 2.1, which shall be given only upon actual receipt by the Bank, notices shall be deemed to have been given when delivered in person against written receipt therefor (or, if mailed, when received as evidenced by written receipt therefor).

GOVERNING  LAW/ARBITRATION 7.3

(a) UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT IS GOVERNED BY TEXAS LAWS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. To the maximum extent permitted by law, any controversy or claim arising out of or relating to the Loans or any Loan Document, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan or Loan Documents (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") and pursuant to Title 9 of the United States Code, or if Title 9 does not apply, the Texas General Arbitration Act. In any arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in the city in which the office of the Bank originating the Loans is located, by a single arbitrator if the amount in controversy is $1 million or less, or by a panel of three arbitrators if the amount in controversy (including but not limited to all charges, principal, interest fees and expenses) is over $1 million. Arbitrators are empowered to resolve any controversy by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators may order discovery conducted in accordance with the Federal Rules of Civil Procedures. All arbitrators will be selected by the process of appointment from a panel, pursuant to the AAA Rules. Any award rendered in the arbitration proceeding will be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

(b) If any party to the Loan or Loan Documents files a proceeding in any court to resolve any controversy or claim, such action will not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section or that of any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that the controversy or claim be arbitrated in accordance with this Section.

(c) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents before, during or after any arbitration proceeding to: (i) exercise self-help remedies including but not limited to setoff or repossession; or (ii) obtain relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets including, but not limited to attachments, garnishments, sequestrations, appointments of receivers, injunctions or other relief to preserve the status quo.

(d) To the maximum extent permitted by applicable law and the AAA Rules, neither Bank nor Borrower or any Affiliate, officer, director, employee, attorney, or agent of either shall have any liability with respect to, and Bank and Borrower waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental and consequential damages suffered or incurred by such Person in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents. Each of Bank and Borrower waives, releases, and agrees not to sue each other or any of their Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained herein, however, shall be construed as a waiver of Borrower's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and
(b), above.

(e) Nothing herein shall be considered a waiver of the right or protections afforded Bank by 12 U.S.C. 91, Texas Banking Code Art. 342-609 or any similar statute.

(f) Each party agrees that any other party may proceed against any other liable Person, jointly or severally, or against one or more of them, less than all, without impairing rights against any other liable Persons. A party shall not be required to join the Borrower or any other liable Persons (e.g., sureties or guarantors) in any proceeding against any Person. A party may release or settle with one or more liable Persons as the party deems fit without releasing or impairing right to proceed against any Persons not so released.

SURVIVAL; PARTIES BOUND; TERM OF AGREEMENT  7.4

All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents will survive the execution and delivery of the Loan Documents; will not be affected by any investigation made by any Person, and will bind Borrower and the successors, trustees, receivers and assigns of Borrower and will benefit the successors and assigns of Bank; provided that Bank's agreement to make Loans to the Borrower will not inure to the benefit of any successor or assign of Borrower. Except as otherwise provided herein, the term of this Agreement will be until the final maturity of the Note and the full and final payment of all Obligations and all amounts due under the Loan Documents.

DOCUMENTARY MATTERS  7.5

This Agreement may be executed in several identical counterparts, on separate counterparts; each counterpart will constitute an original instrument, and all separate counterparts will constitute but one and the same instrument. The headings and captions in the Loan Documents have been included solely for convenience and should not be considered in construing the Loan Documents. If any provision of any Loan Document is invalid, illegal or unenforceable in any respect under any applicable law, the remaining provisions will remain effective. The Loans and all other obligations and indebtedness of Borrower to Bank are entitled to the benefit of the Loan Documents.

EXPENSES AND FEES 7.6

Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement are consummated, Borrower agrees to pay on demand all principal and accrued interest on this Note and, following an Event of Default, Borrower agrees to pay: (a) all reasonable costs and expenses incurred by Bank and all owners and holders of this Note in collecting this Note through probate, reorganization, bankruptcy or any other proceeding; and (b) reasonable attorney's fees if and when this Note is placed in the hands of an attorney for collection. The obligations of Borrower under this and the following section will survive the termination of this Agreement.

USURY  NOT  INTENDED  7.7

Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the Loan Document or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on any unpaid principal amount of the Note or any other Loan Document. All amounts constituting interest will be spread throughout the full term of the Loan Document or applicable Note in determining whether interest exceeds lawful amounts.

NO COURSE OF DEALING 7.8

NO COURSE OF DEALING BY BORROWER WITH BANK, NO COURSE OF PERFORMANCE AND NO TRADE PRACTICES OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT.

8. DEFINITIONS. Unless the context otherwise requires, capitalized terms used in Loan Documents and not defined elsewhere shall have the meanings provided by GAAP, except as follows:

Affiliate means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Bank is not under any circumstances to be deemed an Affiliate of Borrower or any of its Subsidiaries.

Authority Documents means certificates of authority to transact business, certificates of good standing, borrowing resolutions (with secretary's certificate), secretary's certificates of incumbency, and other documents which empower and enable Borrower or its representatives to enter into agreements evidenced by Loan Documents or evidence such authority.

Business Day means a day: (i) on which the Bank and commercial banks in Houston are generally open for business; and (ii) with respect to LIBOR Loans (as defined in the Note), on which dealings in United States Dollar deposits are carried out in the interbank markets.

Corporation means corporations, partnerships, limited liability companies, joint ventures, joint stock associations, associations, banks, business trusts and other business entities.

Governmental Authority means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Bank or Borrower or their respective Property.

Highest Lawful Rate means the maximum nonusurious rate of interest from time to time permitted by applicable law. If Texas law determines the Highest Lawful Rate, Bank has elected the "indicated" (weekly) rate ceiling as defined in the Texas Credit Code or any successor statute. Bank may from time to time, as to current and future balances, elect and implement any other ceiling under such Texas Credit Code and/or revise the index, formula or provisions of law used to compute the rate on the open-end credit evidenced by the Note in the manner provided in such Texas Credit Code.

Indebtedness means and include (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined, in Property owned subject to such Lien, whether or not the Indebtedness secured thereby has been assumed.

Intangible Assets means those assets of any Person which are (i) deferred assets. other than prepaid insurance, prepaid taxes and deferred compensation,
(ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, (iii) unamortized debt discount and expense, and (iv) assets located and notes and receivables due from obligors domiciled outside of the United States of America.

Legal  Requirement  means  any  law,  ordinance,  decree,  requirement,   order,
judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or material restriction of any kind, whether based on common law, constitutional provision, statute or contract.

Loan Documents means this Agreement and the other writings identified by this Agreement or listed on Annex I now or hereafter executed or delivered to the Bank pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Obligations means all principal, interest and other amounts which are or become owing under this Agreement, the Notes or any other Loan Document.

Organizational Documents means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited liability company, the articles of organization, regulations and other documents establishing such entity, with respect to a partnership, joint venture, or trust, the agreement, certificate or instrument establishing such entity; in each case including all modifications and supplements thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by Bank.

Parties means all Persons other than Bank executing any Loan Document.

Person means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

Proper Form means in form and substance reasonably satisfactory to the Bank.

Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Subsidiary means, as to a particular parent Corporation, any Corporation of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent Corporation or by one or more Persons controlled by, controlling or under common control with such parent Corporation.

Tangible Net Worth means as of any date, the total shareholder's equity (including capital stock, additional paid in capital and retained earnings, after deducting treasury stock) which would appear on a balance sheet of Borrower prepared as of such date in accordance with GAAP, less the aggregate book value of Intangible Assets shown on such balance sheet.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BORROWER:             HANDY HARDWARE WHOLESALE, INC.

        /s/ James D. Tipton
By:----------------------------------
Name:     James D. Tipton
Title:    President - C.E.O.
Address:  8300 Tewantn Drive, Houston, Texas  77061


BANK:             TEXAS COMMERCE BANK NATIONAL ASSOCIATION

        /s/ Darl Petty
By:-----------------------------------
Name:     Darl Petty
Title:    Vice President
Address:  2900 Woodridge, Houston, Texas  77087


EXHIBITS:                                              ANNEXES:

A  Notice for Request for Borrowing                    I  Loan Documents
B  Reporting Requirements, Financial
   Covenants and Compliance Certificate